Exhibit 99.1

BioTime to Present at the LD Micro VII Conference

ALAMEDA, Calif.--(BUSINESS WIRE)--December 3, 2014--BioTime, Inc. (NYSE MKT:BTX), a biotechnology company that develops and markets products in the field of regenerative medicine, today announced that Chief Executive Officer Michael D. West, PhD will present at the LD Micro VII Conference taking place December 2-4, 2014 in Los Angeles, California.

Dr. West will provide a corporate update in his presentation on Thursday, December 4, 2014, 4:00 p.m. PST, 7:00 p.m. EST, at the Luxe Hotel, Los Angeles, Calif. A live webcast of the presentation will be accessible at http://wsw.com/webcast/ldmicro7/btx. An archive of the presentation will be available for 90 days.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. Renevia™ (a HyStem® product), is now in a pivotal trial in Europe as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in the treatment of HIV-related lipoatrophy. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias Series A common stock is traded on the NYSE MKT under the symbol AST.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders. OpRegen™ is currently in a Phase I/IIa clinical trial for the treatment of the dry-form of age-related macular degeneration.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with four clinical studies currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime common stock is traded on the NYSE MKT under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
Investor Contact:
EVC Group, Inc.
Brian Moore, 310-579-6199; Gregory Gin, 862-236-0673; Doug Sherk, 415-652-9100
bmoore@evcgroup.com; ggin@evcgroup.com; dsherk@evcgroup.com